                                  EXHIBIT 11
                                  ----------
                       COMPUTATION OF EARNINGS PER SHARE

                                             THREE MONTHS ENDED    SIX MONTHS ENDED
                                             ------------------  --------------------
                                                SEPTEMBER 30,        SEPTEMBER 30,
                                             ------------------  --------------------
                                               1995      1994       1995      1994
                                             ------------------  --------------------
                                             (in thousands, except per share amounts)
PRIMARY:
Net Income                                   $  3,205   $  2,507  $   6,520  $  5,114
                                             ========   ========  =========  ========

Weighted average number of
   common shares outstanding                    9,716      9,723      9,750     9,504
                                             --------   --------  ---------  --------

Add:
Dilutive effect of outstanding options,
   as determined by the application
   of the treasury stock method using
   the average market price of the
   Company's common stock                         306        317        278       318
                                             --------   --------  ---------  --------

Weighted average number of common
   and common equivalent share                 10,022     10,040     10,028     9,822
                                             --------   --------  ---------  --------

Primary earnings per share                   $    .32   $    .25  $     .65  $    .52
                                             ========   ========  =========  ========

Fully diluted:

Weighted average number of common
   and common equivalent share                 10,022     10,040     10,028     9,822
                                             --------   --------  ---------  --------

Add:
Additional dilutive effect of outstanding
   options, as determined by the application
   of the treasury stock method using the
   quarter end market price of the
   Company's common stock                           1                    28
                                             --------   --------  ---------  --------

Weighted average number of common
   shares fully diluted                        10,023     10,040     10,056     9,822
                                             --------   --------  ---------  --------

Fully diluted earnings per share*            $    .32   $    .25  $     .65  $    .52
                                             ========   ========  =========  ========

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*Not presented in Financial Statements since dilutive effect is less than 3%.